FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

	FOURTH AMENDMENT made and entered into this 7th day of March 1997, by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
("Seller") and ARDEN REALTY LIMITED PARTNERSHIP ("Buyer");

WITNESSETH THAT:

	WHEREAS, Seller and Buyer executed a Purchase and Sale Agreement dated January 10, 1997, as amended by the First Amendment to Purchase and Sale Agreement dated January 31, 1997, as further amended by the Second Amendment to Purchase and Sale Agreement dated February 14,
1997, as further amended by the Third Amendment to Purchase and Sale Agreement dated February 18, 1997 (the "Agreement"), pursuant to which Buyer has agreed to purchase the premises known as 10780 Santa Monica Boulevard, Los Angeles, California (the "Premises"), as more fully described in the Agreement; and

	WHEREAS, Buyer and Seller wish to amend the terms of the Agreement;

	NOW, THEREFORE, in consideration of mutual covenants hereinafter set forth, the Agreement is amended as follows:

	1.	Inspections and Approvals.  Section 4 of the Agreement is
hereby amended to extend the Review Period, for purposes only of the receipt of a document in recordable form from the City of Los Angeles (the "City"), which document shall provide for the termination, replacement and consolidation of the covenants recorded as 81-1187512, 83-492309, 83-
492310, 84-128565 and 89-157136, until 5 p.m. P.S.T. on
March 25, 1997, unless said document is delivered prior to March 25, 1997, in form substantially similar to that attached as Exhibit A hereto. Closing shall occur two business days after receipt of said document, but in no event later than April 1, 1997. Buyer's failure to close for any reason other than a failure by the City to deliver said document will result in the payment to Seller of liquidated damages pursuant to the Agreement.
Notwithstanding the foregoing, Buyer agrees that although the form of Exhibit A proposes to delete the present requirement that any leases or subleases of space have a minimum of 500 square feet and have a minimum of two parking spaces, and that the balance of a suite after subleasing also have a minimum of two parking spaces, the deletion of these requirements is not a condition of closing. If the City fails to approve the deletion of these requirements, but nonetheless approves the remainder of Exhibit A in a form substantially similar hereto, Seller has satisfied its obligations to Buyer, and the parties shall proceed to Closing.

	2.	Miscellaneous.  Except as hereby amended, Buyer and Seller
hereby ratify, confirm and adopt the Agreement as amended by this Fourth Amendment. Time remains of the essence.


	IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.


SELLER:		                         	BUYER:

JOHN HANCOCK MUTUAL LIFE 		        ARDEN REALTY LIMITED PARTNERSHIP,
INSURANCE COMPANY		                a Maryland limited partnership

                               				By:  ARDEN REALTY GROUP, INC.,
By:/s/ John M. Garrison         	       a Maryland corporation,
                                  Name: its sole general partner
Title: Investment Officer

                                			By: /s/ Richard S. Ziman
                                			Name: Richard S. Ziman
                                			Title: Chief Executive Officer